Exhibit 4.1

Number AT	Shares
INCORPORATED UNDER THE LAWS	CUSIP 00484M 10 6
OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN DEFINITIONS

                This certifies that

                is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE

COMMON STOCK, PAR VALUE $.001 PER SHARE, OF

Acorda Therapeutics, Inc.

(hereinafter the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

                WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SEAL]
PRESIDENT AND CHIEF EXECUTIVE OFFICER		SECRETARY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, NEW YORK)	TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

ACORDA THERAPEUTICS, INC.

                The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights.

                The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

                Important Notice: When you sign your name to this Assignment Form without filling in the name of your “Assignee” or “Attorney”, this stock certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you either (i) fill in the name of the new owner in the “Assignee” blank, or (ii) if you are sending the signed certificate to your bank or broker, fill in the name of the bank or broker in the “Attorney” blank. Alternatively, instead of using the Assignment Form, you may sign a separate “stock power” form and then mail the unsigned stock certificate and the signed “stock power” in separate envelopes. For added protection, use certified or registered mail for a stock certificate.

                For value received,                                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address, including postal zip code, of assignee

Shares of the Common Stock
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated

                NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT

TO S.E.C. RULE 17Ad-15